Exhibit D
                             CSW International, Inc.
                               Statement of Income
                       For the Quarter Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                                                 $ 320,877
    Other diversified                                                    42,500
                                                                      ---------
                                                                        363,377
                                                                      ---------

Operating Expenses
    Cost of electric sales                                              190,998
    General and administrative                                           77,732
    Depreciation and amortization                                        28,802
    Other diversified                                                    23,126
                                                                      ---------
                                                                        320,658
                                                                      ---------
Operating Income                                                         42,719
                                                                      ---------

Other Income and (Deductions)
    Investment income                                                     3,397
    Interest income                                                       5,834
    Interest expense                                                    (28,774)
                                                                      ---------
                                                                        (19,543)
                                                                      ---------
Income Before Income Taxes                                               23,176
                                                                      ---------

Provision for Income Taxes                                                5,986
                                                                      ---------

Net Income                                                            $  17,190
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